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                                   EXHIBIT 4.4


THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT SUCH NOTE OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                               INTERSYSTEMS, INC.

            Series A 13% Convertible Senior Subordinated Secured Note

Due March 31, 2006

$250,000                                                    NO. CS-1

April 25, 2001


         InterSystems, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Coast Capital Partners, LLC. or its registered assigns (the "Payee" or "Holder"), the principal amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 ($250,000) and accrued interest thereon in accordance with the terms and provisions hereof.

         This Note was issued by the Company in a private placement pursuant to a Note Purchase Agreement, dated as of April 25, 2001 (together with the exhibits and schedules attached thereto, the "Note Purchase Agreement"). The series of notes referred to as Series A 13% Convertible Senior Subordinated Secured Notes, defined as the " Series A 13% Convertible Notes" in the Note Purchase Agreement, are referred to hereafter as the "Notes".

         1. PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT; SECURITY.

                  1.1 METHOD OF PAYMENT. Payment of the principal of and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will pay or cause to be paid all sums becoming due hereon for principal, interest, redemptions and Change of Control events by check sent to the Holder's address as it appears in the Company's records at the close of
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business on the related Record Date (as defined below), without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation at the Company's offices (or an agency maintained by the Company for such purposes) in Spring Lake, New Jersey (the "Office of the Company"). For purposes of this Note, the term "Record Date" shall mean, with respect to regularly scheduled payments of interest the June 15 and December 15, respectively, immediately preceding the next interest payment date, and with respect to all other payments, the record date set by the Company at least five business days prior to the proposed payment date and of which the Company shall give the Holder notice at least 15 days' prior to such Record Date. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

                  1.2 PAYMENT OF PRINCIPAL. The entire outstanding principal balance of this Note shall be due and payable on March 31, 2006 (the "Maturity Date"). This Note cannot be prepaid or otherwise redeemed.

                  1.3 PAYMENT OF INTEREST. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of the principal amount from time to time outstanding hereunder shall be paid by the Company to the Payee at the rate of thirteen percent (13%) per annum (the "Stated Interest Rate") in cash. Said interest to be paid (i) semi-annually on each June 30 and December 31 of each year, commencing June 30, 2001, (ii) within 30 days of the date of conversion, through the conversion date, with respect to the portion of the Note converted, in connection with any redemption on the redemption date with respect to that portion of the Note being redeemed, (iii) in connection with any Change of Control Payment (as hereinafter defined) on the date of such payment and (iv) on the Maturity Date, or, if any such day is not a business day, on the next succeeding business day.

                  1.4 SECURITY INTEREST. As security for the full and timely payment and performance of all of the obligations of the Company contained herein and any other obligations or liabilities of the Company to the Holder, the Company hereby grants a continuing security interest in and lien upon, and mortgages, pledges and assigns to the Holder for security purposes, the "Collateral." The term "Collateral" shall mean all of the Company's now owned or hereafter acquired personal property, including, without limitation, all assets, accounts, accounts receivable, contract receivables, goodwill, contract rights, general intangibles, inventory, equipment, fixtures, goods, investments, documents, instruments, returned merchandise, chattel paper, cash, deposit accounts, completion bonds, policies of insurance and all products, replacements or substitutions for, and proceeds of, and accessions and additions to any and all of the foregoing property and interests in property, and all payments under any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and the books and records relating to any of the foregoing Collateral. The Company hereby authorizes Holder to sign and file financing statements at any time with respect to the Collateral without the signature of the Company. The Company will, however, at any time on request of the Holder, sign financing statements, trust receipts, security agreements or other agreements with respect to the Collateral. Upon the Company's failure to do so, Holder is



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authorized as the agent of the Company to sign such instrument, and Company hereby irrevocably designates Holder, its agents, representatives and designees as agent and attorney-in-fact for the Company for such purpose. Such appointment is coupled with an interest and is therefore irrevocable. The Company agrees to pay all filing fees and to reimburse Holder for all costs and expenses of any kind incurred in any way in connection with the Collateral. Upon the occurrence and continuance of an "Event of Default" (as defined in Section 3), Holder shall have, in addition to all other rights and remedies, the remedies of a secured party under the New Jersey Uniform Commercial Code. The provisions contained herein shall constitute a "security agreement" for all purposes of said code. As additional security for the full and timely payment and performance of the obligations of the Company to the Holder arising under this Note or otherwise, the Company shall cause each of its subsidiaries to guarantee such obligations and to grant a continuing security interest in and lien upon, and mortgage, pledge and assign to the Holder, for security purposes, all of such subsidiary's personal property, and shall cause each such subsidiary to execute such documents, instruments and agreements as the Holder shall request in order effectuate such guaranty and grant of security interests.

         2. SUBORDINATION PROVISIONS.

                  2.1 PRINCIPAL AND INTEREST. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that payment of the principal of and interest on this Note is subordinated in right of payment to the payment of all existing and future "Senior Debt". The term "Senior Debt" shall mean the principal of and premium, if any, and accrued interest on all Indebtedness of the Company to any bank or other financial institution whether such indebtedness is heretofore or hereafter created, incurred or entered into (or acquired by assignment) and any deferrals, renewals, modifications or extensions of any such indebtedness, unless under the express provisions of the instrument creating or evidencing any such indebtedness, or pursuant to which the same is outstanding, such indebtedness is not superior in right of payment to this Note. Notwithstanding the foregoing or anything else to the contrary contained herein, this Note shall rank pari passu with the Company's Series A 11% Convertible Senior Subordinated Secured Notes. "Indebtedness" for all purposes herein means and includes without duplication, as of any date as of which the amount thereof is to be determined (whether or not secured by lien, pledge or deposit), all direct obligations to repay money borrowed (including, without limitation, amounts borrowed under revolving credit facilities, either now existing or hereafter created (including any increase in existing facilities), all notes payable and drafts accepted representing extensions of credit, and all obligations evidenced by bonds, debentures, notes or other similar instruments) and all interest accrued and unpaid thereon.

                  2.2 DEFAULT. No payments on account of principal of and premium, if any, and interest on this Note or any other amount payable by the Company to the Holder on or with respect to this Note (collectively, the "Note Payments") shall be made if at the time thereof there is a default in the payment of all or any portion of the obligations under any Senior Debt.

                  2.3 LIQUIDATION, DISSOLUTION, ETC. In the event of any insolvency or bankruptcy proceeding, and any receivership, total liquidation, reorganization or other similar proceedings in



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connection therewith, relative to the Company, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full of all principal and premium, if any, and interest on all such Senior Debt before the Holder shall be entitled to receive any Note Payment and before the Company may acquire this Note for any cash, property, assets or securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by these provisions upon such Senior Debt and the holders thereof with respect to this Note and the Holder hereof by a lawful plan or reorganization under applicable bankruptcy law) the holders of Senior Debt (until payment in full of all principal, and premium, if any, and interest on all such Senior Debt, including interest thereon accruing before or in respect of periods subsequent to the commencement of any such proceedings) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property, or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note (including any such payment or distribution which may be payable or deliverable by reason of the provisions of any indebtedness of the Company which is subordinate and junior in right to this
Note), except securities issued in such proceedings which are subordinate and junior in right of payment to the payment of Senior Debt.

                  2.4 SUBROGATION. Subject to the payment in full of Senior Debt, to the extent of payments made on or with respect to Senior Debt from any assets out of the distributive share of the Notes, the Holder shall be subrogated to the rights of the holders of such Senior Debt to receive payment or distributions of assets of the Company applicable to such Senior Debt until this Note shall be paid in full, and no payment or distributions to the holders of such Senior Debt by or on behalf of the Company from the proceeds that would otherwise be payable to the Holder shall, as between the Company and the Holder, be deemed to be a payment by the Company to or on account of this Note.

                  2.5 AMENDMENT. These provisions with respect to subordination cannot be amended, modified or waived without the prior written consent of the holder or holders of all Senior Debt at the time outstanding; and the subordination effected hereby shall not be affected by any amendment or modification of, or addition or supplement to, any such Senior Debt or any instrument or agreement relating thereto, without the prior written consent of the holder or holders of all such Senior Debt at the time outstanding. No present or future holder of Senior Debt shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company.

                  2.6 BENEFIT OF SENIOR DEBT. The foregoing provisions of this
Article 2 shall be for the benefit of the holders of Senior Debt and may be enforced directly by such holders against the Holder. Upon any payment or distribution of assets of the Company referred to above, the Holder shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertaining thereto or hereto.



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
                  2.7 OBLIGATION TO PAY PRINCIPAL AND INTEREST ABSOLUTE. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the holder of this Note on the other hand. Nothing contained herein is intended to or shall impair as between the Company, its creditors, other than the holders of Senior Debt, and the Holder, the obligation of the Company, which shall be absolute and unconditional, to pay the Holder the Note Payments or affect the relative rights of the Holder and the creditors of the Company, other than holders of Senior Debt, nor shall anything herein prevent the Holder hereof from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights of holders of Senior Debt, if any, in respect of cash, properties or securities of the Company received upon the exercise of any such remedy. The Holder, by acceptance hereof, acknowledges and agrees that the subordination provisions of this Section 2 are, and/or are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and each holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

         3. EVENTS OF DEFAULT.

                  It shall be an "Event of Default" with respect to this Note upon the occurrence and continuation uncured of any of the following events:

         3.1 THIS NOTE. (a) failure to pay principal of or premium, if any, on this Note when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer (as hereinafter defined) or otherwise, whether or not such payment is prohibited by the subordination provisions of this Note; or

                  (b) failure to pay any interest on this Note when due, which failure continues for 15 days, whether or not such payment is prohibited by the subordination provisions of this Note; or

                  (c) any failure to perform the covenants contained in Section 3 or 4 of the Note Purchase Agreement or Section 5.3(o) of this Note; or

                  (d) any failure to perform the other covenants of the Company in the Note Purchase Agreement or in this Note, which failure continues for 60 days after written notice has been given to the Company of such failure; or

                  (e) failure to pay when due principal of and/or acceleration of any indebtedness for money borrowed by the Company or any of its Subsidiaries (as hereinafter defined) in excess of $1,000,000, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice thereof; or



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                  (f) the entry of a decree or order by a court having
jurisdiction adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Company or such Subsidiary's assets, and the continuance of any such decree or order unstayed and in effect for a period of 90 days; or the commencement by the Company or any Significant Subsidiary of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company or such Subsidiary to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or such Subsidiary of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company or such Subsidiary to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of the Company's or such Subsidiary's property, or the making by the Company or such Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due. For purposes of this Note, the term "Significant Subsidiary" shall mean each Subsidiary which, as of the then most recent December 31, accounted for more than 10% of the Company's consolidated assets, or more than 10% of the Company's consolidated revenue during the 12 months then ended; and the term "Subsidiary" shall mean any current or future direct or indirect subsidiary of the Company.

                  3.2 NOTICE. If an Event of Default occurs and is continuing, the Holder by notice to the Company may declare the unpaid principal of and premium if any, and interest hereunder to be due and payable; provided, however, that if an Event of Default under clause (f) above shall occur, all unpaid principal of and premium, if any, and interest on the Notes will automatically become due and payable without any declaration or other act on the part of the Holder.

         4. REMEDIES UPON DEFAULT.

                  4.1 ACCELERATION. If an Event of Default occurs and is continuing under this Note, the Holder by written notice to the Company may declare the unpaid principal of and premium, if any, and interest thereunder to be due and payable; provided, however, that if an Event of Default under clause
(f) above shall occur, all unpaid principal of and premium, if any, and interest on this Note will automatically become due and payable without any declaration or other act on the part of the Holder.

                  4.2 PROCEEDINGS AND ACTIONS. Subject to the terms and provisions of Section 2, during the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights, and may prosecute and enforce its claims, against all assets of the Company and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of this Note



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then outstanding plus accrued and unpaid interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorney's fees and expenses.

         5. CONVERSION.

                  5.1 CONVERSION RIGHT. At any time and from time to time commencing with the date hereof until the Maturity Date, the outstanding principal amount of debt of this Note, or any portion of such principal amount, is convertible at the Holder's option into the Company's shares of common stock, $.01 par value per share (the "Common Stock"), upon surrender of this Note, at the Office of the Company, accompanied by a written notice of conversion in the form annexed hereto duly executed by the registered holder or its duly authorized attorney. The outstanding principal amount of indebtedness of this
Note is convertible, in whole or in part, at the option of the Holder from time to time at any time on or after the date hereof into shares of Common Stock at a price of $.90 per share of Common Stock (as adjusted pursuant to the express provisions hereof, the "Conversion Price"). No fractional shares or scrip representing fractional shares will be issued upon any conversion, but the Holder will receive an amount of cash equal to the equivalent fraction of the current market price of the share of Common Stock on the business day prior to the conversion, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion. If the Holder converts this Note prior to March 31, 2002, the Holder will also receive an amount of cash equal to 75% of the interest which would have accrued with respect to the portion of this Note so converted had it not been converted, from the date of conversion through March 31, 2002; provided, however, that at the Holder's option, the Holder shall be entitled to receive, in lieu of the payment of such interest in cash, such number of shares of Common Stock as equals the quotient of (x) such interest that would otherwise be payable in cash, divided by (y) the then Conversion Price. All such shares of Common Stock and cash (including accrued interest) shall be delivered or paid within 30 days of the date of conversion. If this Note is converted at any time only in part, then the portion not so converted shall continue to be subject to, and the Holder shall continue to have all of the rights, set forth in this Note with respect to the portion not so converted (such rights shall include, without limitation, the right to convert all or a portion of the remaining principal amount into shares of Common Stock or to continue to hold said Note until payment on the Maturity Date).

                  5.2 REGISTRATION OF TRANSFER. Subject to the terms of this Note, at any time after the date hereof, upon surrender of this Note for conversion, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Note (the "Shares"). Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Note; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by




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applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

                  5.3 SCHEDULED ADJUSTMENTS AND ADJUSTMENTS FOR DIVIDENDS, RECLASSIFICATIONS, STOCK ISSUANCES, ETC. Subject to the provisions of this
Section 5.3, the Conversion Price in effect, and accordingly, the number of shares of Common Stock into which this Note may be converted, shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Conversion Price shall be proportionately decreased as of the close of business on the date of record of said dividend.

                  (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Conversion Price immediately prior to such subdivision shall be proportionately decreased; and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Conversion Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such subdivision or combination.

                  (c) In case the Company after the date hereof shall distribute to all of the holders of outstanding shares of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings and other than dividends and distributions with respect to which adjustments are made pursuant to Sections 5.3(a), (b) or (e)), the Board of Directors shall be required to make such equitable adjustment in the Conversion Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder the rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such distribution.

                  (d) [INTENTIONALLY LEFT BLANK]

                  (e) If any capital reorganization or reclassification or change of the capital stock of the Company, or consolidation, merger or combination of the Company with another entity, or the sale of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, property or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, combination or sale, the Company or such successor or purchasing entity, as the case may be, shall make such appropriate provision so that the Holder shall have the right thereafter and until the Maturity Date to convert the outstanding principal amount of this Note for the kind and amount of stock, securities, cash, property or assets receivable upon such reorganization, reclassification, consolidation, merger, combination or sale by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, combination or sale, subject to further



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adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.3.

                  (f) In case the Company after the date hereof shall issue or sell shares of Common Stock or Convertible Securities excluding shares or Convertible Securities issued in any of the transactions described in subsections 5.3(a)-(e) above; for a consideration per share less than the current Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 5.3(h) below) for the issuance of such additional shares or Convertible Securities would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (g) For purposes of the adjustments provided for in subsections 5.3(c) and (f) above if at any time, (i) the Company shall issue or distribute any Convertible Securities, the Company shall be deemed to have issued or distributed at the same time as the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion or exercise of the total amount of Convertible Securities; or (ii) the conversion or exercise price of any Convertible Security is adjusted as a result of the future market value of the Common Stock (which adjustments are other than as a result of anti-dilution adjustments resulting from the issuance or distribution of securities or other assets) then the Company shall be deemed to have issued at the same time as such adjustment new Convertible Securities having such adjusted conversion or exercise price and the Convertible Securities subject to such adjustment shall be deemed expired.

                  (h) For purposes of any computation respecting consideration received pursuant to subsections 5.3 (f), the following shall apply:

                           (A) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (B) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

                           (C) in the case of the issuance of Convertible
                  Securities, the aggregate consideration received therefor (before deduction of any expenses, commissions or other compensation incurred or paid in connection therewith) shall be deemed to be



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
                  the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and
                  (B) of this subsection 5.3(h)); and

                           (D) if such consideration consists of the
                  cancellation of debt issued by the Company, the consideration shall be deemed to be the amount of the outstanding principal amount of such debt as of the date of cancellation plus accrued but unpaid interest, through the date of cancellation.

                  (i) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (i) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (ii) had all subsequent adjustments been made only on the basis of the Conversion Price as readjusted under this subsection (h) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

                  (j) Anything in this Section 5.3 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price, as last adjusted; provided, however, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

                  (k) Upon any adjustment of any Conversion Price, then and in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Conversion Price resulting from such an adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the conversion hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (l) In addition to the adjustments provided for elsewhere in this Section 5.3, if the Company shall at any time combine its outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, then, in addition to the adjustments provided for in Section 5.3(b), on the 90th day following the effective date of the adjustment pursuant to said
Section 5.3(b), the Conversion Price shall be adjusted to equal the lower of (a) the then existing Conversion Price, or (b) 110% of the then current market price; and on the 180th day following the effective date of the adjustment pursuant to said Section 5.3(b), the Conversion Price shall be again adjusted to equal the lower of (a) the then current Conversion Price, or (b) 110% of the then current market price. For purposes of this Note, the term "then current market price" shall mean as of the date of measurement, the average of the daily per share closing prices of the Common Stock for the 20 consecutive trading days immediately preceding such date. The closing price for each day shall be the last price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such an exchange, the average of the closing bid and asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                  (m) Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 5.3 for any of the following:
(i) the issuance or sale by the Company of shares of Common Stock or Convertible Securities (A) pursuant to any compensation or incentive plan (including, without limitation, individual employment agreements) now or hereafter adopted or entered into for officers, Directors, employees or consultants of the Company, which plan has been approved by the Compensation Committee or Stock Option Committee of the Board of Directors (or by a majority vote of the directors) and, if required by law, the requisite vote of the stockholders of the Company (unless the exercise or conversion price of the instrument issued pursuant to such plan is subsequently changed other than solely by the operation of the anti-dilution provisions thereof, or by the Compensation Committee, the Stock Option Committee, or the majority vote of the directors and, if required by law, the stockholders of the Company as provided by this clause (A)); and (B) upon the conversion or exercise of Convertible Securities outstanding, granted or subscribed for, on or prior to the date hereof (including, without limitation, the Series A 11% Convertible Notes), unless the conversion or exercise price thereof is changed after the date of issuance of the Notes (other than solely by operation of the anti-dilution provisions thereof).

                  (n) Upon any adjustment of the Conversion Price pursuant to any provisions contained in this Section 5.3, the number of Shares issuable upon conversion of this Note shall be changed accordingly.

                  (o) The Company shall at all times maintain a reserve and a listing on the American Stock Exchange (the "AMEX") (and/or any other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) of the total number of shares of Common Stock that are issuable upon conversion of this Note, as such number may be adjusted from time to time in accordance with the provisions contained herein. Such listing shall be for the purpose of issuing shares upon the conversion of this Note. If on any date (a "Conversion Date") that the Holder of this Note elects to convert this Note, either in full or in part, the Company is prohibited from issuing all the Shares to which the Holder would otherwise be entitled pursuant to the provisions hereof as a result of the failure of said Shares to be so reserved or listed, and said reserve or listing of said Shares cannot be effectuated without stockholder approval, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the maximum amount that are issuable, and with respect to the remainder of the Note that the Holder elected to convert but that will result in the issuance of Shares exceeding the maximum so reserved or listed, the Holder shall be entitled to be paid by the Company, immediately following the Conversion Date, an amount equal to the product of (i) the average closing sales price of the Company's Common Stock over the five trading days preceding the Conversion Date (as reported by the AMEX or the principal national securities exchange on which the Common Stock is then traded, or if not so traded on such an exchange, then as reported by the NASDAQ, or other similar organization if NASDAQ is no longer reporting such information) (on any trading day that the Common Stock does not trade, the closing sales price for that day shall be deemed equal to the average of the last reported bid and asked price for the Common Stock), and (ii) the number of Shares that the Company was prevented from issuing to the Holder. Any amount required to be paid hereunder, shall accrue interest at a rate of 15% per annum, commencing 10 days after the Conversion Date with respect to which such payment is due.

                  5.4 NOTICE OF CERTAIN EVENTS. In case at any time:

                  (a) The Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the holders of the Common Stock;

                  (b) The Company shall offer for subscription pro-rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (c) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (d) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights; or
(ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this paragraph.

         6. REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF

CONTROL.

                  If a Change of Control occurs, the Company shall offer to repurchase this Note pursuant to an offer (the "Change of Control Offer") at a purchase price equal to 105% of the principal amount of this Note, plus accrued but unpaid interest, if any, to the date of repurchase.

                  A "Change of Control" means the occurrence of any of the following events after the date of the issuance of this Note: (i) any person or group (within the meaning of Section 13(d) or

Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the direct or indirect beneficial owner of shares of capital stock of the Company representing greater than 50% of the combined voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors under ordinary circumstances, except pursuant to transactions contemplated by the Note Purchase Agreement; or (ii) at any time Continuing Directors (as defined hereinafter) cease to constitute a majority of the Board of Directors of the Company then in office. "Continuing Director" means, at any date, a member of the Company's Board of Directors (i) who was a member of the Board on the date of the issuance of the Note or (ii) who was nominated or elected by the majority of directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by the majority of directors who were Continuing Directors at the time of such election. (Under this definition, if the present Board of Directors of the Company were to approve a new director or directors and then resign, no Change of Control would occur even though the present Board of Directors would thereafter cease to be in office).

                  Within 30 days after any Change of Control, unless the Company has previously given a notice of optional redemption by the Company of all of the Notes, the Company shall give a notice of the Change of Control Offer to the Holder at such Holder's last address as it appears in the Company's books stating: (i) that a Change of Control has occurred and that the Company is offering to repurchase this Note; (ii) a brief description of such Change of Control; (iii) the repurchase price (the "Change of Control Payment"); (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date such notice is given; (v) the date such purchase shall be effected (the "Change of Control Payment Date"), which shall be no later than 30 days after the expiration date of the Change of Control Offer; (vi) that if this Note is not accepted for payment pursuant to the Change of Control Offer, this Note shall continue to accrue interest; (vii) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (viii) the Conversion Price; (ix) the name and address of the paying agent and conversion agent; (x) that this Note must be surrendered to the paying agent to collect the Change of Control Payment; and (xi) any other information required by applicable law and any other procedures that the Holder must follow in order to have this Note repurchased.

                  In the event the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 and any other tender offer rules under, the Exchange Act, which may then be applicable to a Change of Control Offer.

         7. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  The Holder is entitled to the registration rights set forth in the Note Purchase Agreement executed and delivered by the Holder or its predecessor-in-interest in this Note. The Holder, each transferee hereof and any Holder and transferee of any shares of Common Stock into which this Note is convertible (the "Underlying Shares"), by its acceptance thereof, agrees that
(i) no public distribution of this Note or Underlying Shares will be made in violation of the Act, and (ii) during such period as the delivery of a prospectus with respect to the Note or Underlying Shares may be required by the Act, no public distribution of the Note or Underlying Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Note and each transferee hereof further agrees that if any distribution of the Note or any Underlying Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of
Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions contained in this Note.

                  This Note, the Underlying Shares or any other security issued or issuable upon conversion of this Note may not be sold or otherwise disposed of except as follows:

                  (a) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Note or Underlying Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Note, shares or other security as to which such Holder shall have received an opinion letter from counsel acceptable to the Company as to the exemption thereof from registration under the Act pursuant to Rule 144(k) under the Act; or

                  (b) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                  Unless the Company directs its transfer agent otherwise, each certificate for Underlying Shares or other securities issued upon conversion of this Note shall bear a legend relating to the non-registered status of such securities under the Act.

         8. MISCELLANEOUS.

                  8.1 NOTICES. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to InterSystems, Inc., 1011 Highway 71, Spring Lake, New Jersey,
Attention: President, or, if to the Holder, at the address shown for the Holder in the registration books maintained by the Company.

                  8.2 LOST, STOLEN OR MUTILATED NOTES. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and in substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

                  8.3 STAMP TAX The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which this Note is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that no such tax is required to be paid.

                  8.4 SHARES VALIDLY ISSUED. The Company agrees that all shares of Common Stock issuable upon conversion of this Note shall be, at the time of delivery of certificates for such shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such shares will not give rise to preemptive rights in favor of existing stockholders.

                  8.5 GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to such state's conflict of laws principles.

                  8.6 NO RECOURSE. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the redemption price, principal of or interest on this Note (or for any other Note Payments) or for any claim based thereon or otherwise in respect this Note; this Note being a corporate obligation only.

                  8.7 REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Notes. The Company may treat the person in whose name this Note is registered as the owner and Holder of the Note for the purpose of receiving principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary. Upon the transfer of any Note in accordance with the provisions of Section 7 hereof, the Company shall issue and register the Note in the names of the new holders. The Notes shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. Subject to the terms of Sections 5 and 7 and Section 8.3, upon surrender of this Note, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as such Holder may designate, a certificate or certificates for the number of Shares due to such Holder upon the conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Note pursuant to said sections; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

         IN WITNESS WHEREOF, InterSystems, Inc. has caused this Note to be signed in its corporate name by a duly authorized officer in accordance herewith and to be dated the day and year first above written.



                                        INTERSYSTEMS, INC.

                                        By:_____________________________
                                           Name:
                                           Title:

Attest:


_____________________________

ASSIGNMENT

         For value received I hereby assign

to __________________________ $_______________

principal amount of the 13% Convertible Subordinated Note due March 31, 2006
evidenced hereby and hereby irrevocably appoint            attorney to transfer
the Note on the books of the within named corporation with full power of substitution in the premises.


Dated:


In the presence of:



_____________________________


_____________________________

CONVERSION NOTICE

TO: INTERSYSTEMS, INC.



The undersigned holder of this Note hereby irrevocably exercises the option to convert $______ principal amount of such Note (which may be less than the stated principal amount thereof) into shares of common stock of InterSystems, Inc. ("Common Stock") (as such term is defined in such Note) in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.


_____________________________
Name and Address of Holder

_____________________________
Signature of Holder

Principal amount converted $____________________________



If shares are to be issued otherwise than to the Holder:

_____________________________
Name of Transferee

_____________________________
Name and SS# of Transferee